Exhibit 99.2

NASDAQ OMX Group Announces Executive Management Team

NEW YORK, March 3, 2008 — The NASDAQ OMX Group, Inc. (NASDAQ:NDAQ) (NASDAQ OMX Group), today announced the global executive management team of the newly combined company.

The following individuals comprise the senior management team, led by Bob Greifeld, Chief Executive Officer:

Magnus Böcker	President
Bruce E. Aust	Executive Vice President, Corporate Client Group
Chris R. Concannon	Executive Vice President, Transaction Services U.S.
Anna M. Ewing	Executive Vice President, Global Software Development, Chief Information Officer
Adena T. Friedman	Executive Vice President, Corporate Strategy and Global Data Products
Markus Gerdien	Executive Vice President, Market Technology
John L. Jacobs	Executive Vice President, Worldwide Marketing and Financial Products
Hans-Ole Jochumsen	Executive Vice President, Transaction Services Nordics
Edward S. Knight	Executive Vice President, General Counsel
Jukka Ruuska	Executive Vice President, Transaction Services Europe
David P. Warren	Executive Vice President, Chief Financial Officer
Carl-Magnus Hallberg	Senior Vice President, Global IT Services
James L. Johnson, Jr.	Senior Vice President, Human Resources and Government Relations

Greifeld commented, “We are pleased to bring the talented NASDAQ and OMX leadership teams together, combining our strengths in the exchange and technology arenas with our proven capability in successfully operating and integrating businesses.” He continued, “As the world’s largest exchange company, our team will be working to deliver to customers the benefits of trading across multiple asset classes, a comprehensive choice of capital raising solutions, innovative exchange technology, as well as and global data and financial products.”

Background on each member of the executive management team follows.

Bob Greifeld is Chief Executive Officer of The NASDAQ OMX Group. Mr. Greifeld has a 20-year history in technology, and as an entrepreneur created one of the first electronic stock order matching systems. Today he leads the world’s largest exchange company which delivers trading, exchange technology and public company services across six continents. With over 3,900 companies, it is number one in worldwide listings among major markets. In 2007, Mr. Greifeld led NASDAQ’s combination with OMX AB and the acquisitions of the Philadelphia Stock Exchange and the Boston Stock Exchange. Under Mr. Greifeld’s leadership, the growth of The Nasdaq Stock Market has been impressive, with 13 consecutive quarters of top line growth. The year 2007 was NASDAQ’s most successful since it began reporting financials in 1997.

Magnus Böcker is President of The NASDAQ OMX Group. During Mr. Böcker’s tenure as CEO of OMX he strengthened the position of the Nordic region as a part of the international financial market. In a period of three years, OMX integrated seven national exchanges in Northern Europe into one. Today the OMX Nordic Exchange offers trading in cash equities, fixed income and derivatives in Denmark, Finland, Sweden, Iceland, Estonia, Latvia and Lithuania. Over 850 companies now list on the Nordic Exchange. Mr. Böcker was also crucial in making OMX the world’s largest provider of technology solutions for exchanges, clearing organizations, and securities depositories. While CEO of OMX, Mr. Böcker turned the company around from loss-making back to high profitability; in both 2006 and 2007 OMX reported its highest revenues and highest operating profit ever in company history, with continued operational improvements and increased activity by all business areas.

Bruce E. Aust is Executive Vice President, Corporate Client Group. In this role, Mr. Aust is responsible for global business development and relationship management with the 3,900 companies listed on The NASDAQ OMX Group, Inc. Mr. Aust oversees a regionally based sales force in the U.S. as well as global representatives serving countries including China, India, Israel, Russia, Japan, Korea, South America and the Nordic and Baltic regions. During Mr. Aust’s tenure, NASDAQ has attracted some of the country’s highest profile IPOs, including JetBlue, Google, and Baidu, as well as NYSE company switches including Charles Schwab, Liberty Media, United and Sears. He has also built a corporate services business through the acquisition of Carpenter Moore, Shareholder.com, PrimeNewswire and Director’s desk to assist companies with investor relations, corporate governance and risk management.

Christopher R. Concannon is Executive Vice President, Transaction Services U.S. In this role, he is responsible for the management and operation of the U.S. transaction services business, which includes The Nasdaq Stock Market and The NASDAQ Options Market. Mr. Concannon joined NASDAQ in May 2003 as Executive Vice President. Prior to joining NASDAQ, Mr. Concannon was President of Instinet Clearing Services, Inc., where he managed the clearing and execution services business offered by Instinet Clearing. Before joining Instinet, Mr. Concannon was Special Counsel and Vice President of Business Development for the Island ECN.

Anna M. Ewing is Executive Vice President and Chief Information Officer. In this capacity, Ms. Ewing is responsible for global software development and for NASDAQ OMX Group’s technology roadmap. As NASDAQ’s Chief Information Officer, she led the technology integration of the INET platform within NASDAQ’s existing trading systems and was also the Technical Project Manager for the implementation of the NASDAQ Market Center and the integration of the Brut ECN. Prior to joining NASDAQ, Ms. Ewing was employed at CIBC World Markets in New York and Toronto, where she served as Managing Director of Global Applications Services and as a founding member of CIBC.com. Before that, Ms. Ewing served as Vice President at Merrill Lynch, where she held various leadership positions within the Corporate and Institutional Client Group Technology Division, including Global Head of Institutional Client Technology, Global Head of Financial Futures and Options Technology, Global Head of Prime Brokerage Technology and Regional Head of Technology at Merrill Lynch Canada.

Adena T. Friedman is Executive Vice President, Corporate Strategy and Global Data Products. Ms. Friedman’s responsibilities include identifying and developing strategic opportunities, including mergers and acquisitions. Ms. Friedman led the team responsible for the successful acquisition of OMX AB. In addition, Friedman oversaw the acquisition of INET, as well as the establishment of working agreements with other global exchanges, including the Shanghai Stock Exchange and the Tel Aviv Stock Exchange. Ms. Friedman also oversees a key business unit, Global Data Products, which is focused on global dissemination of market information and analytical tools to support and provide market transparency for securities traded through the NASDAQ and OMX exchanges. Ms. Friedman joined NASDAQ in 1993.

Markus Gerdien is Executive Vice President, Market Technology. Mr. Gerdien was previously President of OMX Market Technology, taking the business to the leading position as an exchange technology provider to 60 exchanges based in 50 countries. Prior to joining OMX in 2005, Mr. Gerdien has served as Executive Vice President Market & Business Development and Executive Vice President for the Communication Tools Division at the Observer Group. He was a partner and co-founder of Common Agenda Venture Management. From 1988-2000, Mr. Gerdien was at the fore of the financial and IT industries at Front Capital Systems where he served in key marketing positions and as Managing Director of the subsidiary Prosoftia.

John L. Jacobs is Executive Vice President, Worldwide Marketing and Financial Products. As Chief Marketing Officer, Mr. Jacobs leads the strategic development and implementation of the branding and messaging for The NASDAQ OMX Group. Mr. Jacobs is also charged with maximizing and monetizing opportunities presented by NASDAQ OMX Group’s index data through the creation of index products and financial instruments for use by the trading and investing community. Among other things, Mr. Jacobs is known for being the creator of the NASDAQ-100 ETF – the QQQs. He most recently led NASDAQ’s modernization and further push into the 144A market through its PORTAL marketplace.

Hans-Ole Jochumsen is Executive Vice President, Transaction Services Nordics. In this role, he is responsible for the management and operation of the transaction services business in Sweden, Finland, Denmark, Iceland, and the Baltic countries. The products include shares, fixed income and derivatives. He has served as President and CEO of Copenhagen Stock Exchange and FUTOP Clearingcentralen Ltd. He was at the helm of the Copenhagen Stock Exchange during its exceptional turnaround from 1998-2006. He also spearheaded the merger of the Copenhagen and Stockholm exchanges. From 1990 to 1998 he served as member of the Management Board in BRFkredit, Girobank, and BG-Bank, all well-known institutions in the Danish financial sector.

Edward S. Knight is Executive Vice President, General Counsel. Mr. Knight is responsible for providing legal counsel to senior management and for overseeing the quality of legal services across the organization. He also oversees government relations, listing qualifications, market regulation and the office of the corporate secretary. Mr. Knight has been very active navigating the different legal environments and requirements around the NASDAQ OMX Group union. Also of note, Knight led The Nasdaq Stock Market’s efforts to operate as a national securities exchange. His success allowed The Nasdaq Stock Market to complete its separation from NASD and realize its vision as the premier market in the world. He is the Chief Regulatory Officer of the NASDAQ Exchange. Mr. Knight served as General Counsel of the U.S. Treasury Department from 1994-1999.

Jukka Ruuska is Executive Vice President, Transaction Services Europe. Mr. Ruuska joined OMX in 2000. Between 1986 and 1994, he held various appointments in the Investment Banking Division of Kansallis-Osake-Pankki. In 1994, he joined the investment bank Prospectus Oy as Deputy CEO. Before joining HEX Group as President and CEO in 2000, he was Director, Corporate Planning for the Finnet Group and subsequently Director, Corporate Planning at the Telecommunication Group HTC. Mr. Ruuska currently serves as President of FESE (Federation of European Securities Exchanges). Mr. Ruuska has been the architect of the Nordic integration and Nordic Exchanges.

David P. Warren is Executive Vice President, Chief Financial Officer. As CFO, Mr. Warren has lead capital raising efforts for the company, improved The Nasdaq Stock Market’s financial flexibility via the reduction of debt, actively participated in numerous acquisitions and managed the company’s bottom-line to consistently increasing profitability. Mr. Warren played a key role in NASDAQ’s demutalization and separation from its owner-regulator, the NASD, leading the organization’s transformation to a publicly traded, for-profit stock exchange. In early 2005, Mr. Warren led the exchange’s first public offering of common stock.

Carl-Magnus Hallberg is Senior Vice President of Global IT Services Operations. In this position, he is responsible for the day-to-day IT operations and support services for customers around the world, including NASDAQ OMX internal operations. Mr. Hallberg joined OMX in 2001 and was previously head of the IT Services business within OMX Market Technology. During Mr. Hallberg’s leadership, the unit grew to be one of the largest providers of IT outsourcing in the securities industry, with technology and processes tailored to meet the highest demands of its clients.

James L. Johnson, Jr. is Senior Vice President, Human Resources and Government Relations. As head of HR, Mr. Johnson is responsible for global workforce management issues. He also leads the company’s advocacy efforts before the U.S. Congress and Executive Branch, as well as the development of public policy.

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, and with over 3,900 companies, it is number one in worldwide listings among major markets. NASDAQ OMX Group offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and ETFs. NASDAQ OMX Group technology supports the operations of over 60 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from NASDAQ OMX Group exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX Group’s products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX Group’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX Group’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

Contacts:

Bethany Sherman, NASDAQ OMX Group

212.401.8949

Bethany.sherman@nasdaq.com